EXHIBIT 10.1

THE TRAVELERS SEVERANCE PLAN
(As Amended and Restated effective January 1, 2022)

THE TRAVELERS SEVERANCE PLAN
(As amended and restated effective January 1, 2022)
I.PURPOSE AND APPLICATION
I.1Purpose: The purpose of the Plan is to provide severance payments to certain Employees of the Company and of those Affiliates that have adopted this Plan in the event such Employees' employment is terminated in specified circumstances.
I.2Application: The Plan as set forth herein applies to Employees who are provided a Written Notice of Termination on or after January 1, 2022. This Plan document supersedes and replaces any severance plan, program or policy maintained by an Employer prior to January 1, 2022.

II.DEFINITIONS
The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings.
II.1"Administrator" means the Company, acting through the person, persons or committee delegated administrative authority pursuant to Article V.
II.2"Affiliate" means an entity on whose board of directors or other governing body the Company (directly or indirectly through one or more subsidiaries) has representation by virtue of its ownership of capital stock or other interest. However, under no circumstances does the term “Affiliate” include any venture capital company in which the Company or an Affiliate may, from time to time, have invested.
II.3“Code” means the Internal Revenue Code of 1986 as amended.
II.4"Company" means The Travelers Companies, Inc. or any successor corporation by merger, consolidation or purchase or otherwise that elects to adopt the Plan.
II.5"Conduct Harmful or Prejudicial to the Company" means any act or omission by an Employee, whether or not occurring during the course of employment, that the Administrator, in its sole discretion, determines to be detrimental to the interests of the Company or an Affiliate, including, but not limited to, any violation of (i) the Company’s Code of Business Conduct and Ethics, (ii) any Employer policy relating to illegal drugs, discrimination, sexual or other discriminatory harassment, alcohol, misconduct, gambling, possession or use of firearms or other weapons, theft, destruction or misuse of company property, misrepresentations, falsifying records, conflicts of interest, use of insider information, use or disclosure of confidential information, intellectual property and inventions assignment, bribes, threats or harm to coworkers or business associates, or (iii) any provision of a written agreement between Employee and the Company or an Affiliate.
II.6"Confidential Separation Agreement" means an agreement stating the terms of an Employee’s separation from employment that is executed by an Employee within the time limits established by the Employer, in form and substance satisfactory to the Employer, and which includes a general release and waiver of claims. The Confidential Separation Agreement shall
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include a non-solicitation clause, pursuant to which the Employee agrees, for a period of time to be specified in the Confidential Separation Agreement, not to solicit certain people or groups of people to discontinue their business and/or their employment relationship with the Company or any Affiliate, and may also include other terms determined by the Employer such as post-employment obligations of non-disparagement, confidentiality and/or cooperation. A Confidential Separation Agreement may also be referred to as a “Waiver and Release.”
II.7"Employee" means any person who, as of the date of Termination of Employment, is employed by an Employer as a non-temporary, Regular Status Full-Time Employee or Regular Status Part-Time Employee under classifications established and applied in the ordinary course of business by the Employer. The term “Employee” shall not include any individual (i) who performs services for the Company or an Affiliate through, or is paid by, a third party (including but not limited to a third-party temporary agency or an employee leasing or staffing agency), or (ii) who is classified by the Employer as an independent contractor or consultant, a temporary employee or as having any status other than a Regular Status Full-Time Employee or Regular Status Part-Time Employee (regardless of whether such individual is subsequently determined to be a common-law employee or an employee for any other purpose).
II.8"Employer" means the Company and each Affiliate that, with the approval of the Executive Vice President – Chief Human Resources Officer of the Company, has adopted the Plan. In the event an Employer ceases to be an Affiliate for any reason (including, but not limited to, the sale or disposition of the stock of the Employer by the Company or an Affiliate), the Employer shall immediately cease to be an Employer.
II.9"Offer of Continued Employment" means a job offer to an Employee by the Company or an Affiliate prior to the Employee’s Termination of Employment (or, in the case of a sale or transfer of all or any portion of the business operation of the Company or an Affiliate, an offer by the purchaser or transferee or any affiliate of such purchaser or transferee, or, in the case of the outsourcing of a job function to a third-party service provider, an offer by the third-party service provider or an affiliate of such provider) for a position (i) with base compensation equal to or greater than the Employee’s then current base compensation; and (ii) at a work site that is either (a) the Employee’s current work site, (b) within thirty (30) miles of either the Employee’s current work site or the office to which the Employee is assigned, as determined in the discretion of the Company and as recorded in the Company’s human resources system), or (c) at a location that is closer to the Employee’s current residence than is the Employee’s current work site. In the case of a sale or transfer of all or any portion of the business operation of the Company or an Affiliate (by means of a stock or asset disposition, merger, or similar transaction), the sale or transfer agreement may explicitly or implicitly modify the definition of “Offer of Continued Employment” for purposes of this Plan.
II.10"Reduction in Force" or "RIF" means a Termination of Employment initiated by an Employer solely due to a reduction in force or the elimination of an Employee's position, as determined by the Administrator, in its sole discretion. For the avoidance of doubt, Reduction in Force does not include situations where an Employee’s job is replaced while the Employee is on an authorized (but unprotected) leave of absence (including a disability leave) and there is no longer a job available for the Employee.
II.11"Regular Status, Full-Time Employee" means a non-temporary Employee who is classified by an Employer as Regular Status, Full-Time and who works a regular schedule of hours which is at least the customary number of hours per week assigned by his/her office.
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II.12"Regular Status, Part-Time Employee" means a non-temporary Employee who is classified by an Employer as Regular Status, Part-Time and who works a regular schedule of hours which is less than the customary number of hours per week assigned by his/her office.
II.13"Severance Payments" or "Severance Benefits" means the benefits provided to an Employee who, in accordance with Article III, is eligible for such benefits in the amount and form set forth in the applicable Severance Benefit Schedule.
II.14"Severance Benefit Schedule" or "Schedule" means the schedules attached hereto and incorporated herein, as amended from time to time, which set forth the amount, form of, and additional conditions for entitlement to Severance Benefits payable under this Plan.
II.15"Termination of Employment" means, for purposes of determining an Employee's entitlement to Severance Payments under this Plan, a complete severance of an Employee's employment relationship with the Company and all Affiliates (as reflected on the books and records of the Company). Accordingly, the following will not constitute a Termination of employment: (i) a transfer of an Employee's employment between the Company and an Affiliate, or among Affiliates, (ii) a modification of an Employee’s work arrangement related to whether the Employee is regularly scheduled to work in a designated Company or Affiliate’s office, in an otherwise designated location, or in a remote work arrangement, or (iii) except as otherwise provided in this Plan, a termination of employment at the end of a phased retirement part-time work arrangement (without regard to whether the termination date is determined by the Company or by the Employee). A Termination of Employment will be deemed to have occurred if either (a) at the end of an authorized leave of absence (including a disability leave) in accordance with the employment policies of the Employer in effect and as amended from time to time, the Employee’s prior position is eliminated due to a RIF or (b) during a phased retirement part-time work arrangement, the Employee’s position and the Employee’s prior full-time position are both eliminated due to a RIF.
An Employee who, in conjunction with a sale or transfer of all or any portion of the business operation of the Company or an Affiliate (by means of a stock or asset disposition, merger, or similar transaction), transfers employment to the purchaser or transferee or to any affiliate of such purchaser or transferee, or is given an Offer of Continued Employment by the purchaser or transferee or any affiliate of such purchaser or transferee, shall not be treated as having incurred a Termination of Employment for purposes of this Plan. In addition, an Employee shall not be treated as having incurred a Termination of Employment merely because such Employee’s Employer ceases to be an Employer and/or an Affiliate under this Plan.
An Employee who, in connection with the outsourcing of a job function to a third-party service provider, transfers employment to the third-party service provider or an affiliate of such provider, or is given an Offer of Continued Employment by the third-party service provider or an affiliate of such provider, shall not be treated as having incurred a Termination of Employment for purposes of this Plan.
Notwithstanding the foregoing, an Employee will not experience a Termination of Employment unless the termination of the employment relationship also qualifies as a “separation from service” under Code § 409A.
II.16"Voluntary Termination" means a Termination of Employment initiated by the Employee. An Employee will be treated as having a Voluntary Termination if: (i) the Employee resigns from employment for any reason, even if the Employee’s resignation occurs after the Employee receives a Written Notice of Termination (unless the Employer has authorized such
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early resignation and agreed in writing with the Employee to a new date of Termination of Employment due to a RIF), (ii) the Employee declines an Offer of Continued Employment, whether that Offer of Continued Employment was made before or after Written Notice of Termination was provided to the Employee, (iii) the Employee declines the Employer’s request to return to work as a Regular Status, Full-Time Employee or to increase his or her hours after a part-time, less than Full-Time or phased retirement arrangement, or (iv) the Employee declines the Employer’s request to return to perform work in the office to which the Employee is assigned.
II.17“Waiver and Release” has the same meaning as “Confidential Separation Agreement” (see Section II.6).
II.18"Written Notice of Termination" means a formal, written communication from an Employer to the Employee informing the Employee that his/her employment will be terminated on a date certain in the future.
II.19"Years of Service" means an Employee’s full years of service based on the applicable service date as reflected for the Employee in the Company's human resource system.  The service date reflects (i) the first day of the current period of continuous service of the Employee or (ii) the adjusted service date for an Employee who has had a break in service and is eligible for service restoration based on the terms of the Travelers Pension Plan or any prior applicable pension plan.
Notwithstanding the foregoing, if an Employee received severance benefits from the Company or an Affiliate for a previous period of employment, that Employee will be eligible for Severance Benefits with respect to Years of Service commencing with the Employee’s most recent date of employment with the Company or an Affiliate (while it is an Affiliate) and not based on the adjusted service date. For purposes of the preceding sentence, benefits paid under the Travelers Pension Plan (or a predecessor pension plan) with respect to any previous period of employment will not be considered severance benefits with respect to such previous period of employment.

III.ELIGIBILITY FOR SEVERANCE PAYMENTS
III.1Reduction in Force: If, in the discretion of the Administrator, an Employee experiences a Termination of Employment due to a Reduction in Force and is otherwise eligible to receive, and is not excluded from receiving, Severance Benefits under this Plan, and if the Employee executes a Confidential Separation Agreement, including a general release and waiver of claims, the Employee will be eligible for the Severance Payments specified in the applicable Severance Benefit Schedule, to the extent and in accordance with the applicable Severance Benefit Schedule and this Plan.
III.2Conduct Harmful or Prejudicial to the Company: An Employee who has a Termination of Employment and who has engaged in Conduct Harmful or Prejudicial to the Company, as determined within the sole discretion of the Administrator, shall not be entitled to any Severance Benefits hereunder. If the Administrator determines that an Employee has engaged in Conduct Harmful and Prejudicial to the Company after Severance Benefits have commenced to be paid to such Employee, the Employer may immediately cease payment of any remaining Severance Benefits and demand repayment of any Severance Benefits already paid to the Employee. The Employee must promptly repay such Severance Benefits and, if not promptly repaid, the Employer may deduct the value of Severance Benefits already paid from any other
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form of compensation or payments payable to such Employee, to the extent permitted by applicable law.
III.3Voluntary Termination: An Employee who experiences a Voluntary Termination shall not be eligible to receive any Severance Benefits hereunder.
III.4Employment or Other Agreements: An Employee whose employment is terminated under circumstances that entitle that Employee to receive payments upon separation of employment pursuant to a written employment or other separation agreement shall not be eligible to receive any Severance Benefits hereunder, unless such written agreement is authorized by the Administrator and expressly states that the Employee is eligible for Severance Benefits under this Plan in addition to such other benefits that may be provided by the written agreement. Any agreement between the Company or an Affiliate and an Employee that provides for payment to the Employee solely in support of a post-employment non-competition restriction shall not be an agreement “to receive payments upon separation of employment” for purposes of this Section III.4.
III.5Termination for Unsatisfactory Performance. An Employee who is terminated for unsatisfactory performance, as determined within the sole discretion of the Administrator, shall not be eligible to receive any Severance Benefits hereunder, even if the Employer chooses not to replace such Employee or fill the Employee’s position.
III.6Death: An Employee who dies after receiving Written Notice of Termination but before executing a Confidential Separation Agreement shall not be eligible to receive any Severance Benefits hereunder.
III.7Disability and Other Leaves of Absence: An Employee who is on a personal leave of absence at the time of, or commencing after, the date the Employer provides a Written Notice of Termination will not be treated as having had a Termination of Employment due to a RIF. An Employee who is on an approved disability leave of absence will be treated as having had a Termination of Employment due to a RIF only if either (a) a Written Notice of Termination is provided to the Employee prior to the start of the Employee’s disability leave and the Employee remains on the approved disability leave (pursuant to the Employer’s leave or other policies) at the date of Termination of Employment specified in the Written Notice of Termination; or (b) the Employee is on approved disability leave (pursuant to the Employer’s leave or other policies) when the Employer provides a Written Notice of Termination and each of the following conditions are met: (i) prior to his/her Termination of Employment (as determined pursuant to the Employer’s leave or other policies), the Employee provides the Employer with written notice of his/her intent to return to work for the Company or an Affiliate, along with a physician’s certification that the Employee is able to return to work, and (ii) the Employee does not receive an Offer of Continued Employment by the Company or an Affiliate within sixty (60) days after the date the Employer receives written notice of the Employee’s intent to return to work.
III.8Other Terminations: An Employee shall not be eligible to receive any Severance Benefits if the severance of his/her employment relationship with the Company and its Affiliates is not considered a Termination of Employment due to a RIF for purposes of this Plan; further, an Employee whose Termination of Employment is not described in Section III.1 shall not be eligible to receive Severance Benefits even if the Termination of Employment is not excluded under Sections III.2, III.3, III.4, III.5, III.6 or III.7.
III.9Employer Option to Accelerate Termination of Employment and Reduce or Eliminate Benefits: If, after receiving a Written Notice of Termination from an Employer but
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before the date of Termination of Employment, an Employee engages in Conduct Harmful or Prejudicial to the Company, voluntarily resigns, becomes employed with an employer that is not the Company or an Affiliate, dies, is insubordinate, performs in an unsatisfactory manner, or otherwise becomes ineligible to receive benefits under this Plan, the Employer has the option to accelerate the Employee’s Termination of Employment date, effective on an earlier date than stated in the Written Notice of Termination, and (i) treat the new, earlier Termination of Employment as a termination for reasons other than a RIF, such that the Employee is no longer eligible for Severance Benefits; or (ii) reduce the Employee's Severance Benefits such that they are determined by reference to the earlier Termination of Employment date, even if the Employee has already executed his/her Confidential Separation Agreement.

IV.PAYMENT AND CLAIMS PROCEDURES
IV.1Withholding: The Employer shall withhold from the Severance Benefits paid hereunder all federal and state income and FICA taxes and any other amounts it reasonably believes to be required or authorized to be withheld.
IV.2Death of Employee After Becoming Eligible: If an Employee dies after receiving Written Notice of Termination and after executing a Confidential Separation Agreement, but before receiving full payment of Severance Benefits, the Employer shall pay the remaining amounts due to the Employee’s estate, unless the Employee designates a different payee in such manner as is prescribed by the Administrator. Any payee will be required to execute a Confidential Separation Agreement similar to that required of the Employee, as if the Employee had not died, in order to receive payment of any remaining Severance Benefits not otherwise required to be paid by law.
IV.3Effect on Other Benefits: The period for which Severance Benefits may be computed and the payments provided under this Plan shall not constitute employment, compensation or salary for purposes of determining participation in or the benefits under this or any other benefit plan of the Company or an Affiliate, unless otherwise expressly provided under the terms of such plan. An Employee’s entitlement to other types of benefits (e.g., retirement benefits or stay pay) will not affect an Employee’s entitlement to, or the amount of, Severance Benefits under the Plan, except as expressly provided by the governing plan or by written agreement.
IV.4Reduction for Debt: The amounts payable to an Employee under this Plan in accordance with an applicable Severance Benefit Schedule are subject to reduction for any amounts the Employee owes to the Company or an Affiliate as determined by the Administrator, to the extent such reduction or offset is consistent with applicable law, including Code § 409A in the case of any deferred compensation that is subject to Code § 409A.
IV.5Modified Severance Benefits: Notwithstanding any other provisions of this Plan or the provisions of any Severance Benefit Schedule to the contrary, and subject to Section VI.1 with respect to any Employee for whom compensation and benefits must be approved and adopted by the Compensation Committee of the Company’s Board of Directors, an Employer may, in its sole discretion exercised prior to the date of an Employee’s Termination of Employment, agree to provide severance benefits to such Employee who has a Termination of Employment due to a RIF that are less than or in excess of the Severance Benefits, if any, otherwise payable under this Plan. An Employer shall have no obligation to provide additional benefits to any Employee under this Section IV.5 and need not make benefit grants under this Section on a uniform basis to similarly-situated Employees.
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IV.6Statutory or Other Severance Pay Benefits: If any Employee is entitled to a severance benefit or mandatory termination notice provisions pursuant to international, federal, provincial, state, local or other applicable regulation, statute, or other governmental order or rule, or common law, on account of Employee’s Termination of Employment, the Severance Benefit under this Plan may be reduced, in the sole discretion of the Employer, by the amount of such statutory or other severance or notice requirement.
IV.7Severance Claim Procedure:
(a)Written Notice of Amount of Severance Benefits
No later than ten (10) days after an Employee's Termination of Employment due to a Reduction in Force, or such other point in time as determined by the Administrator, the Administrator will provide the Employee with a written notice ("Notice") of the amount of Severance Benefits payable to the Employee under the Plan and what conditions the Employee must meet to receive payment of Severance Benefits (e.g., execution of a Confidential Separation Agreement).
(b)Claim for Benefits
If an Employee is denied Severance Benefits or objects to the amount of benefits provided, the Employee may file a written claim for benefits with the Administrator objecting to the denial of benefits or the amount of benefits payable under the Plan. Such a written claim must be filed within ninety days after the Employee’s Termination of Employment.
Not later than ninety (90) days after receipt of such claim, the Administrator will render a written decision on the claim to the Employee. If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a description of any additional material or information necessary for the Employee to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure.
(c)Appeal of Administrative Committee’s Determination
No later than sixty (60) days after receiving the Administrator's written decision, if the Employee disagrees with the decision and wants to pursue the matter further, the Employee or the Employee’s representative must file with the Administrator a written request for review of the Administrator's decision. No later than sixty (60) days after the Administrator's receipt of the request for review, the Administrator should render a final written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate.
The Administrator may extend the ninety (90)- and sixty (60)- day periods during which the Administrator should respond to the claimant by up to an additional ninety (90) or sixty (60) days, respectively, if special circumstances so require and if notice of such extension is given to the Employee prior to the expiration of the initial ninety (90)- or sixty (60)- day period. Failure on the part of the Employee to respond to an Administrator’s written decision on a timely basis as described above, will be regarded by the Employer as a waiver of any continued rights under the Severance Claim Procedures described in this Section.
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Any failure by the Administrator to respond to a written request for review shall be deemed a denial of the request, based on the same grounds identified in the initial written decision of the Administrator.
IV.8Statute of Limitations
The claims procedure in Section IV.7 is mandatory. If an Employee has completed the entire claims procedure and still disagrees with the outcome of the Employee’s claim, the Employee may commence a civil action under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Employee must commence such civil action within one year of the date of the final denial under Section IV.7(c) above. If the Employee does not commence such civil action within one year of the date of the final decision, the Employee will waive all rights to relief under ERISA.

V.PLAN ADMINISTRATION
V.1    Administration: The Company, in its capacity as Administrator of the Plan, shall have overall responsibility for the administration and operation of the Plan, including the authority and discretion to:
    (a)    construe and interpret this document (or any form or other document established for use in the administration of the Plan);

    (b)    determine all questions, whether legal or factual, arising in the administration, interpretation and application of the Plan, including, but not limited to the entitlement of any Employee to Severance Payments and, subject to the Employer’s exercise of discretion under Section III.9, the amount of Severance Payments to be made to any Employee, and the decisions of the Administrator shall be final and binding upon the Employee and the Employer;

    (c)    communicate the Plan and its eligibility requirements to Employees;

    (d)    prepare and furnish to Employees all information required under Federal law or provisions of the Plan to be furnished to them;

    (e)    have prepared and filed all reports or other information required under Federal law to be provided to any governmental entity; and

(f)hear, review and determine claims for benefits.

The Company, in its capacity as sponsor of the Plan (or any other Employer under the circumstances described in Section VI.1, and in its capacity as sponsor of the Plan), is responsible for determining the form and substance of any Confidential Separation Agreement required as a condition to the receipt of Severance Benefits under the Plan. Such Confidential Separation Agreement, to the extent it provides Severance Benefits to the Employee, will be deemed to form part of the Plan once executed by the Employee, and the Company, as Administrator of the Plan, will have the authority and discretion specified above with respect to such Confidential Separation Agreement.

V.2    Delegation of Authority: The Company, by action of its chief executive officer, may delegate authority to a person, persons or committee to act on behalf of the Company in its
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capacity as Administrator of the Plan. In the absence of such delegation, the Executive Vice President – Chief Human Resources Officer shall act on behalf of the Company in its capacity as Administrator of the Plan. Any person or committee with authority delegated by the Company (including a delegation pursuant to the default provision of the prior sentence) may further delegate, from time to time, authority to such person or persons as he/she/it deems advisable and may revoke any such delegation of authority. Any action by a delegate in the exercise of delegated authority shall be action on behalf of the Administrator and shall have the same force and effect as if such action was taken by the Company in its capacity as Administrator of the Plan.
V.3    Exercise of Authority: The Company, in its capacity as Administrator of the Plan, and any person or committee who acts on behalf of the Administrator, may exercise authority in its/his/her full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority specified in Section V.1. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.
VI.MISCELLANEOUS PROVISIONS
VI.1Amendment and Termination: The Company, in its capacity as sponsor of the Plan, may at any time and without prior notice, amend or terminate this Plan or any Severance Benefit Schedule. Any amendment or termination of this Plan or Severance Benefit Schedule shall be by written instrument signed by the Company’s Executive Vice President – Chief Human Resources Officer.
Any Affiliate may, with the approval of the Company's Executive Vice President – Chief Human Resources Officer, adopt this Plan and become an Employer hereunder or withdraw from the Plan. Each Employer under this Plan may, in its capacity as sponsor of the Plan and with the approval of the Company's Executive Vice President – Chief Human Resources Officer, design, adopt and amend its own Severance Benefit Schedule and Confidential Separation Agreement, which shall include a general release and waiver of claims. The adoption, amendment or termination of a Schedule by an Employer hereunder shall be by written instrument signed by an officer of the Employer and the Company's Executive Vice President – Chief Human Resources Officer. By adopting the Plan, each Employer consents to:
(a)        administration of the Plan by the Company; and
(b)    any amendment adopted by the Company, except as provided above with respect to its own Severance Benefit Schedule or Confidential Separation Agreement.
Notwithstanding any other provision of this Plan, no amendment or modification affecting an Employee whose compensation and benefits must be approved and adopted by the Compensation Committee of the Company’s Board of Directors shall be effective unless and until such amendment or modification has been so approved and adopted. The Company by amendment or termination of the Plan, or any Employer by amendment of its Severance Benefit Schedule, or by withdrawal from the Plan, may reduce or eliminate any Severance Benefits that have not been fully paid prior to the date the amendment, termination or withdrawal is executed. Notwithstanding the foregoing, however, an amendment, termination or withdrawal may not reduce or eliminate any Severance Benefits that are conditioned upon execution of a Confidential
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Separation Agreement after the Employee has been provided a copy of the Confidential Separation Agreement for his/her signature.
VI.2Source of Payment: Severance Benefits payable under this Plan to any Employee shall be paid directly out of the general assets of such Employee's Employer. An Employer is not responsible for (and has no contractual obligation with respect to) Severance Benefits payable to an Employee who is or was employed with another Employer. If an Employee is concurrently employed with two or more Employers, each will be responsible for the Severance Benefit attributable to employment with that Employer.
VI.3Governing Law/Forum: This Plan, to the extent not preempted by ERISA or any other federal law, shall be governed by and construed in accordance with the laws of Minnesota, without giving effect to its conflict of law rules. The Plan is intended to be an employee welfare benefit plan within the meaning of Section 3(1) of ERISA. All controversies, disputes, and claims arising under or relating to the Plan must be submitted to the United States District Court for the District of Minnesota, unless the parties to any such dispute agree to submit the matter to arbitration on terms and conditions mutually agreed upon. Any person that participates in the Plan, or asserts an entitlement to any right or benefit under the Plan, thereby consents to the exercise of personal jurisdiction over him or her by the United States District Court for the District of Minnesota and waives any argument that that forum is not a convenient forum in which to resolve the lawsuit.
VI.4Interests Not Transferable: Except as to withholding of any tax under the laws of the United States or any state or locality, no Severance Benefits payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such Severance Benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his Severance Benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Administrator, in its sole discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or such person's spouse, children or other dependents, or any of them, in such manner as the Administrator may deem proper.
VI.5Employment Rights: Establishment of the Plan shall not be construed in any way to modify an Employee’s at-will employment relationship, or to give any Employee the right to be retained in the Company's or any Affiliate’s service or to any benefits not specifically provided by the Plan. The right of an Employer to terminate the employment relationship of an Employee (or to accelerate the termination date) will not in any way be affected by the terms of this Plan or any Confidential Separation Agreement.
VI.6Severability: Any provision herein that may be unenforceable will be deemed severed from the remainder hereof, with such remaining provisions being given full force and effect.
VI.7Gender and Number: Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

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THE TRAVELERS SEVERANCE PLAN
(As Amended and Restated effective January 1, 2022)

Severance Benefit Schedule A

This Schedule A applies to Terminations of Employment due to a Reduction in Force. Except as otherwise expressly provided in this Schedule A, in order to be eligible for the Severance Benefits detailed below, the Employee must first execute a Confidential Separation Agreement, including a general release and waiver of all claims, in the form provided to the Employee by the Employer. Any Employee covered by Schedule B will not be eligible for the Severance Benefit described in this Schedule A.
It is the intention of the Company that the benefits provided under this Schedule A qualify for certain exceptions from coverage under Code Section 409A (and the regulations or other applicable guidance thereunder), such as the exception for short-term deferrals, involuntary separation pay plans and the payment or reimbursement of reasonable outplacement and reasonable moving expenses, and the provisions of this Schedule A should be interpreted consistent with that intent.
I.    Amount of Severance Benefit

    The Employee will be eligible to receive a Severance Benefit in an amount equal to two (2) weeks of his/her base salary in effect as of the date of Termination of Employment for each full Year of Service, with a minimum amount equal to four (4) weeks of base salary and a maximum amount equal to fifty-two (52) weeks of base salary. However, in no event will an Employee’s Severance Benefit exceed two times the lesser of (i) the Employee’s annualized compensation for the calendar year immediately preceding the calendar year of his or her Termination of Employment; or (ii) the maximum amount that may be taken into account under a qualified pension plan under Code § 401(a)(17) for the year of his or her Termination of Employment. To the extent that an Employee’s Severance Benefit would otherwise exceed the foregoing limitation, the amount of the Employee’s Severance Benefit will be reduced to comply with that limitation.

    The Employee will receive this Severance Benefit in periodic payments (paid in accordance with the Employer’s payroll practices) beginning as soon as reasonably practicable following the date on which the Employee has a Termination of Employment due to a RIF, provided that payments will be withheld until the period for cancellation or revocation of the Confidential Separation Agreement (as described in the Confidential Separation Agreement) has expired without cancellation or revocation, and the first payment will include any such withheld payments. Payments will continue until the total payments made to the Employee equal the full Severance Benefit calculated above. For certainty under Code § 409A, in all cases the Severance Benefit will be paid in full by the end of the second calendar year following the calendar year of the Employee’s Termination of Employment.

    If the Employee is re-employed by the Company or an Affiliate at a date after payment of Severance Benefits has commenced under this Schedule A, as a condition of re-employment any payments outstanding under the terms of this Plan will cease.

II.    Possible Reduction in Severance Benefits and Adjustment in Separation Date

    The Severance Benefits described above are subject to all the terms and conditions of the Plan and may be reduced or eliminated under various circumstances outlined in Articles III and IV of the Plan, including but not limited to when the Employee, after being informed of his/her Termination of Employment, engages in insubordinate conduct, is disruptive in the workplace, engages in conduct that otherwise damages the morale of his/her work unit or the office as a whole, produces a significantly or consistently inferior work product, abandons his/her job by taking repeated unapproved absences, accepts employment with another employer, voluntarily resigns employment, or otherwise engages in conduct that causes the Employee to become ineligible under the Plan. The Employer has the right to accelerate the Employee’s date of Termination of Employment, and to reduce or eliminate the severance benefits as provided in Article III or IV of the Plan, even if the Employee has already executed his/her Confidential Separation Agreement.

III.    Relocation

    An Employee who has relocated to his/her current work site at the request of the Employer or as part of an initial offer of employment and who, within twenty-four (24) months of such relocation, or, in the case of an initial offer of employment, within twenty-four (24) months of such offer of employment, has a
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Termination of Employment due to a RIF, will receive relocation benefits corresponding to the then current employee relocation plan of the Employer that is closest to the plan originally provided to Employee if: (i) the Employee relocates within three (3) months of the date of Termination of Employment; and (ii) in such relocation, the Employee moves to a primary residence in one of the forty-eight (48) contiguous states within the United States of America. The cost, direction and limits of this relocation benefit will be determined under the applicable relocation plan; provided that, in no event will the relocation benefit be available for expenses incurred beyond the end of the second calendar year following the calendar year of the Employee’s Termination of Employment (and in no event will reimbursement occur later than the end of the third calendar year following the calendar year of the Employee’s Termination of Employment). An Employee will be considered to have relocated on the date on which he/she has actually physically relocated to a new location. As a condition of receiving relocation under this Schedule A, the Employer may require the Employee to provide proof of a rental or lease agreement or of an offer of purchase for property in the new location.

IV.    Outplacement Services

    An Employee who has a Termination of Employment due to a RIF will receive, at the Employer's expense, professional outplacement services. The cost, duration and content of these services shall be determined by the Employer and may be modified from time to time without notice to the general Employee population; provided that, in no event will outplacement services extend beyond the end of the second calendar year following the calendar year of the Employee’s Termination of Employment (and in no event will reimbursement occur later than the end of the third calendar year following the calendar year of the Employee’s Termination of Employment).

    The Employee will not be required to sign a Confidential Separation Agreement as a condition to receiving such outplacement services. An Employee who has a Voluntary Termination after receiving Written Notice of Termination, but before the Termination of Employment date specified in the Written Notice of Termination, will receive no additional outplacement services.

No other benefits are available under this Schedule A on account of an Employee's Termination of Employment.

All capitalized terms used in this Schedule A, not otherwise defined in this Schedule A, have the meanings given to them in the Plan.

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THE TRAVELERS SEVERANCE PLAN
(As Amended and Restated effective January 1, 2022)

Severance Benefit Schedule B

Executive Severance Policy

This Schedule B applies to Terminations of Employment due to a Reduction in Force (“RIF”) that occur on or after January 1, 2022 with respect to any Employee who is classified by the Employer as serving in a position of Executive Vice President, Senior Vice President or Vice President. For purposes of this Schedule B, an Employee serving the Employer in a position of Vice Chairman will be considered an Executive Vice President. In order to be eligible for the Severance Benefits described below, the Employee must first execute a Confidential Separation Agreement, including a general release and waiver of all claims, in the form provided to the Employee by the Employer. Any Employee covered by this Schedule B will not be eligible for the Severance Benefit described in Schedule A.

For purposes of this Schedule B, “total monthly cash compensation” equals one twelfth (1/12) of the Employee’s annual base salary in effect at the time of his/her Termination of Employment plus one twelfth (1/12) of the Employee’s “average bonus.” An Employee’s “average bonus” for this purpose is calculated by reference to the bonus, if any, he/she received under the annual incentive cash bonus plan of the Company for the two annual bonus periods that ended with or immediately prior to the date that the Written Notice of Termination was provided to the Employee. If the Employee was eligible to receive a bonus for both of such bonus periods, then his/her “average bonus” is the sum of the bonuses received for such bonus periods (which may be zero if he/she did not receive a bonus for either such period) divided by two. If the Employee was eligible to receive a bonus for only one bonus period (for example, because he/she was recently employed), then his/her “average bonus” equals the amount of the bonus received for such bonus period (which may be zero if he/she did not receive a bonus for such period). If the Employee was not eligible to receive a bonus for either of such bonus periods, then his/her “average bonus” is zero.

For purposes of this Schedule B, any amount to be paid to an Employee that is expressed as a “monthly amount” will be paid in accordance with the payroll practices of the Company. For example, in the case of semi-monthly payroll, a monthly amount will be divided into two substantially equal payments to be paid semi-monthly.

I.    Amount of Severance Benefit – Executive Vice Presidents

This Section I of Schedule B applies to Terminations of Employment due to RIF of Employees who are Executive Vice Presidents.

    The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	18	21	24

The Severance Benefit will be paid as follows:

A.    No amount will be paid until the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment.

B.    On the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.    Starting with the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment.
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D.    On the first payroll date following the one year anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under Sections I.B. and I.C.

II.    Amount of Severance Benefit – Senior Vice Presidents

This Section II of Schedule B applies to Terminations of Employment due to RIF of Employees who are Senior Vice Presidents.

    The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	12	15	18

The Severance Benefit will be paid as follows:

A.    No amount will be paid until the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment.

B.    On the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.    Starting with the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment.

D.    On the first day payroll date following the one year anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under Sections II.B. and II.C.

III.    Amount of Severance Benefit – Vice Presidents

This Section III of Schedule B applies to Terminations of Employment due to RIF of Employees who are Vice Presidents.

    The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	6	9	12

The Severance Benefit will be paid as follows:

A.    Starting with the first payroll date following the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a monthly amount equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment, provided that monthly payments will be withheld until the period for cancellation or
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revocation of the Confidential Separation Agreement (as described in the Confidential Separation Agreement) has expired without cancellation or revocation, and the first payment will include any such withheld payments. Payments will continue until the total payments made to the Employee equal the full Severance Benefit calculated above (the final payment may be reduced as necessary so that the total payments do not exceed the Severance Benefit) or until twelve (12) monthly payments have been made, whichever occurs first. For certainty under Code § 409A, in all cases the Severance Benefit will be paid in full by the end of the second calendar year following the calendar year of the Employee’s Termination of Employment).

B.    On the first payroll date following the one year anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, if the Severance Benefit has not already been paid in full, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under Section III.A.

Any cash payments made under Section III of this Severance Benefit Schedule B are intended to be exempt from Code § 409A under the separation pay provisions of Treasury Regulation Section 1.409A-1(b)(9)(iii). Accordingly, notwithstanding any contrary provision in this Severance Benefit Schedule B, the aggregate payments made to any Employee pursuant to Section III will not exceed two times (2x) the lesser of (i) the Employee’s annualized compensation for the calendar year immediately preceding the calendar year of his or her Termination of Employment, or (ii) the maximum amount that may be taken into account under a qualified plan under Code § 401(a)(17) for the year of his or her Termination of Employment. For clarity, notwithstanding any provision of this Severance Benefit Schedule B to the contrary, an Employee who has a Severance Benefit payable pursuant to Section III shall not be entitled to any amount in excess of the lesser of (i) or (ii) that would otherwise have been payable to the Employee under the terms of Section III.

IV.    Possible Reduction in Severance Benefits and Adjustment in Separation Date

    The Severance Benefits described above are subject to all the terms and conditions of the Plan and may be reduced or eliminated under various circumstances outlined in Articles III and IV of the Plan, including but not limited to when the Employee, after being informed of his/her Termination of Employment, engages in insubordinate conduct, is disruptive in the workplace, engages in conduct that otherwise damages the morale of his/her work unit or the office as a whole, produces a significantly or consistently inferior work product, abandons his/her job by taking repeated unapproved absences, accepts employment with another employer, voluntarily resigns employment, or otherwise engages in conduct that causes the Employee to become ineligible under the Plan. The Employer has the right to accelerate the Employee’s date of Termination of Employment, and to reduce or eliminate the severance benefits as provided in Article III or IV of the Plan, even if the Employee has already executed his/her Confidential Separation Agreement.

V.    Relocation

    An Employee who has relocated to his/her current work site at the request of the Employer or as part of an initial offer of employment and who, within twenty-four (24) months of such relocation, or, in the case of an initial offer of employment, within twenty-four (24) months of such offer of employment, has a Termination of Employment due to a RIF, will receive relocation benefits corresponding to the then current employee relocation plan of the Employer that is closest to the plan originally provided to Employee if: (i) the Employee relocates within three (3) months of the date of Termination of Employment; and (ii) in such relocation, the Employee moves to a primary residence in one of the forty-eight (48) contiguous states within the United States of America. The cost, direction and limits of this relocation benefit will be determined under the applicable relocation plan; provided that, in no event will the relocation benefit be available for expenses incurred beyond the end of the second calendar year following the calendar year of the Employee’s Termination of Employment (and in no event will reimbursement occur later than the end of the third calendar year following the calendar year of the Employee’s Termination of Employment). An Employee will be considered to have relocated on the date on which he/she has actually physically relocated to a new location. As a condition of receiving relocation under this Schedule B, the Employer may require the Employee to provide proof of a rental or lease agreement or of an offer of purchase for property in the new location.

VI.    Outplacement Services

    An Employee who has a Termination of Employment due to a RIF will receive, at the Employer's expense, professional outplacement services. The cost, duration and content of these services shall be determined by the Employer and may be modified from time to time without notice to the general Employee population;
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provided that, in no event will outplacement services extend beyond the end of the second calendar year following the calendar year of the Employee’s Termination of Employment (and in no event will reimbursement occur later than the end of the third calendar year following the calendar year of the Employee’s Termination of Employment).

    The Employee will not be required to sign a Confidential Separation Agreement as a condition to receiving such outplacement services. An Employee who has a Voluntary Termination after receiving Written Notice of Termination, but before the Termination of Employment date specified in the Written Notice of Termination, will receive no additional outplacement services.

Any cash payments made under this Severance Benefit Schedule B that are deferred compensation subject to Code § 409A(a) are intended to satisfy the requirements of paragraphs (2), (3) and (4) of Code § 409A(a). With respect to any installment payment, each installment is intended to be treated as a separate payment for purposes of analysis under Code § 409A.

No other benefits are available under this Schedule B on account of an Employee's Termination of Employment.

All capitalized terms used in this Schedule B, not otherwise defined in this Schedule B, have the meanings given to them in the Plan.

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